UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023 (June 23, 2023)

Western Asset Mortgage Capital Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 Delaware
(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard		91101
Pasadena	California	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                         (626) 844-9400
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	WMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07       Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders for Western Asset Mortgage Capital Corporation (the “Company”) was held on June 23, 2023. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

1.The nominees for election of Directors, each for a one-year term, were elected based upon the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Edward D. Fox	1,412,268	207,289	2,181,403
James W. Hirschmann III	1,450,646	168,911	2,181,403
Ranjit M. Kripalani	1,420,277	199,280	2,181,403
M. Christian Mitchell	1,417,749	201,808	2,181,403
Lisa G. Quateman	1,410,797	208,760	2,181,403
Bonnie M. Wongtrakool	1,468,142	151,415	2,181,403

2.The advisory, non-binding proposal on the Company's executive compensation for 2022 was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,327,354	236,485	55,718	2,181,403

3.The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,612,247	133,357	55,356	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 27, 2023	By:	/s/ Adam C. E. Wright
		Name:	Adam C. E. Wright
		Title:	Secretary